UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2016

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
(Exact name of registrant as specified in its charter)

Japan (State or other jurisdiction of incorporation)	000-55133 (Commission File Number)	98-1295657 (IRS Employer Identification No.)

4-20-3 Ebisu, Shibuya-ku
Tokyo, Japan
(Address of principal executive offices, including zip code)

+81 3-5789-5872
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On December 12, 2016, Acucela Inc. (“Acucela”), a wholly-owned subsidiary of Kubota Pharmaceutical Holdings Co., Ltd. (the “KPH”), entered into an R&D Collaboration Agreement (the “Collaboration Agreement”) with EyeMedics, LLC (“EyeMedics”). Pursuant to the terms of the Collaboration Agreement, Acucela and EyeMedics will jointly conduct through human proof of concept the pre-clinical and clinical development of certain lipoxin biomimetic small molecules covered by the license from the University of Southern California for the treatment, prevention and diagnosis of ophthalmic diseases (the “Licensed Products”), with an initial focus on diabetic macular edema.
Concurrently with the execution of the Collaboration Agreement, Acucela and EyeMedics entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which EyeMedics granted to Acucela an exclusive option to purchase (the “Option”) EyeMedics’ assets related to the development program contemplated by the Collaboration Agreement (the “Program Assets”). Acucela’s option to acquire the Program Assets may be exercised at any time and expires 120 days after a meeting between EyeMedics and the U.S. Food and Drug Administration (the “FDA”) to discuss the results of a Phase 2 human proof of concept clinical trial of the Licensed Products. If EyeMedics materially breaches its obligations pursuant to the Collaboration Agreement and fails to cure such breaches after notice, Acucela may exercise certain step-in rights to assume responsibility for such EyeMedics’ obligations. If Acucela exercises such step-in rights, the option period will expire on the earlier of 120 days after a meeting between Acucela and the FDA to discuss the results of a Phase 2 human proof of concept clinical trial of the Licensed Products and June 30, 2021. If Acucela exercises its option to acquire the Program Assets, in addition to the purchase price set forth in the Option, it will assume certain liabilities related to the Program Assets and will be obligated to make certain milestone and royalty payments to EyeMedics pursuant to the terms of the Purchase Agreement.
Acucela and EyeMedics have set forth the specific research and development activities to be conducted pursuant to the Collaboration Agreement in a written initial joint development plan and will establish a joint development committee composed of two representatives of each of Acucela and EyeMedics to oversee the collaboration activities.
During the period in which Acucela may exercise the Option, EyeMedics shall have overall responsibility to manage all activities under the joint development plan, including all pre-clinical activities and regulatory activities and filings. Acucela shall have responsibility for all clinical trials described in the joint development plan and funding the EyeMedics’ activities set forth in the joint development plan.
The Collaboration Agreement will terminate upon the earliest of expiration of the period in which Acucela may exercise the Option, the termination of the Purchase Agreement and the closing of the Acucela’s acquisition of the Program Assets pursuant to the Purchase Agreement. Each party may terminate the Collaboration Agreement in the event of the other party’s material breach that is not remedied after written notice and an opportunity to cure. Acucela may also terminate the Collaboration Agreement at-will upon 60 days’ prior written notice to EyeMedics.
A press release issued by Acucela on December 14, 2016 (Japan Standard Time) regarding the execution of the Collaboration Agreement and Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description
99.1	Press release dated December 14, 2016 (Japan Standard Time).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
Date: December 14, 2016

	By:	/s/ John E. Gebhart
John E. Gebhart
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 14, 2016 (Japan Standard Time).